Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of American Maize-Products Company:


We consent to the incorporation by reference in the Registration Statements of American Maize-Products Company on Form S-8 (File Nos. 33-54893, 33-69794, 33-69796, 2-90927, 33-664 and 33-22943) and Form S-3 (File No. 33-57863) of our
report dated February 28, 1995 on our audits of the consolidated financial statements and financial statement schedules of American Maize-Products Company as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which report is included in this Annual Report on Form 10-K.


                                                        COOPERS & LYBRAND L.L.P.
Stamford, Connecticut
March 6, 1995.
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